UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2009

YOUNG BROADCASTING INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25042	13-3339681
(Commission File Number)	(IRS Employer Identification No.)

599 Lexington Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 754-7070

 (Registrant’s Telephone Number, Including Area Code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.              Bankruptcy or Receivership.

On February 13, 2009, Young Broadcasting Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), In re: Young Broadcasting Inc., Case No. 09-10645 (the “Chapter 11 Filing”).  On February 13, 2009, the following direct and indirect wholly owned subsidiaries of the Company (the “Subsidiaries”) also filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code: Young Broadcasting of Albany, Inc., Young Broadcasting of Lansing, Inc., Young Broadcasting of Louisiana, Inc., Young Broadcasting of Richmond, Inc., Young Broadcasting of Green Bay, Inc., Young Broadcasting of Knoxville, Inc., Young Broadcasting of San Francisco, Inc., Young Broadcasting of Los Angeles, Inc., Young Broadcasting of Rapid City, Inc., Young Broadcasting of Sioux Falls, Inc., Young Broadcasting of Davenport, Inc., Young Broadcasting Nashville, Inc., Winnebago Television Corporation, Fidelity Television, Inc., Honey Bucket Films, Inc., Adam Young, Inc., YBT, Inc., LAT, Inc., YBK, Inc., Young Broadcasting Shared Services, Inc., Young Broadcasting of Nashville LLC, KLFY, L.P., WATE, G.P. and WKRN, G.P. (the “Subsidiary Chapter 11 Filings”).  The Company filed a motion with the Bankruptcy Court requesting that the Chapter 11 Filing and the Subsidiary Chapter 11 Filings (collectively, the “Cases”) be consolidated for procedural purposes only and administered jointly.

The Company and its Subsidiaries will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On February 13, 2009, the Company issued a press release announcing the foregoing.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.              Other Events.

On February 13, 2009, the Company created the position of Chief Restructuring Officer (“CRO”) and appointed David Pauker of Goldin Associates, LLC the CRO of the Company.

Item 9.01.              Financial Statement and Exhibits.

(d) Exhibits

99.1         Press Release, dated February 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 13, 2009	YOUNG BROADCASTING INC.

/s/ James A. Morgan
James A. Morgan
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 13, 2009.